UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): September 25, 2007

BRIGHTON OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-1024626	91-1869677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15851 Dallas Parkway, Suite 190, Addison, TX 75001
(Address of principal executive offices)

(972) 450-5995
(Registrant's telephone number, including area code)

National Healthcare Technology, Inc.
21800 Oxnard Street, Suite 440, Woodland Hills, CA 91367
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers (Additional and Updated Disclosure)

(b) On September 25, 2007, Charles Stidham and E. Robert Barbee were appointed directors of the Registrant. Concurrently, Mr. Stidham and Ms. Michele Sheriff were appointed as President, Chief Executive Officer and Chief Financial Officer and as Secretary, respectively, of the Registrant. Immediately following the appointment of the new directors, Linda Contreras resigned as a director of the Registrant. Mr. Stidham also succeeded Ms. Contreras as Chief Executive Officer and Chief Financial Officer of the Registrant.

(c) Mr. Stidham, Director, President, Chief Executive Officer and Chief Financial Officer, has been involved as an officer and director of public companies in the oil and gas industry for the past 22 years. For the past five years he has been a private investor in the industry. Mr. Stidham attended Georgia Tech University thru 1964 then entered the Army and was discharged in 1971 as a Captain after serving in Europe and Viet Nam. He then finished his undergraduate degree from the University of Texas in Austin and received a Juris Doctorate in 1975. Since that time he has been focused on financing and mergers and acquisitions transactions.

Mr. Barbee, Director, has been involved in the oilfield supply business for almost 30 years. Since 1979, he has headed Oil Patch Pipe and Supply, an independent oilfield supply company he formed in Kilgore, Texas, which is focused on the East Texas Oilfield. In addition, from 1999 to the present, Mr. Barbee has served as a Commissioner on the Gregg County Commissioners’ Court, which sets policy and governs Gregg County, Texas. Mr. Barbee received a Bachelor of Science Degree in Business Administration from Stephen F. Austin University in 1970.
Ms. Sheriff, Secretary of the Company, has been Vice-President of Curado Energy Resources in Dallas, Texas since 2005. Her experience includes drilling operations, field operations management, oil and gas accounting, land/lease/equipment purchasing, well operation evaluations, contract preparation, and marketing programs management. Prior to joining Curado Energy, Ms. Sheriff was employed with AirGATE Technologies, a Texas-based corporation focusing on enterprise wireless technology solutions in the area of RFID. The Company is a wholly owned subsidiary of the X-CHANGE Corporation (OTCBB: XCHC) positioned in the RF (radio frequency) space as a total end-to-end solutions provider. Ms. Sheriff has over 16 years sales and marketing experience developing customer relationships with Fortune 500 and national corporations. Ms. Sheriff was also the Texas and Louisiana Sales Rep for AirWALK Footwear, where she was responsible for significantly increasing a $100,000 sales territory to $5 million in sales in 24 months. After leaving AirWALK, Ms. Sheriff accepted a position with New Horizons Computer Learning Center as an Account Manager. During her tenure with New Horizons, Ms Sheriff became one of the top Sr. Account Managers, bringing in new clients such as Southland Corporation, Boeing, Lockheed Martin, Frito Lay, Dr. Pepper, and the Tandy Corporation.

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

99.1*	September 27, 2007 Press Release

__________________
* Furnished herewith.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2007	BRIGHTON OIL & GAS, INC.

/s/ Michele Sheriff
Michele Sheriff, Secretary